Exhibit 99.1

SOUTHLAND HOLDINGS INVESTOR PRESENTATION JUNE 1, 2022

IMPORTANT DISCLOSURES

BUILDING GREAT THINGS

This Presentation (together with oral statements made in connection herewith, the "Presentation") is for informational purposes only to assist prospective investors in making their own evaluation with respect to the proposed business combination (the "Proposed Transaction ") between Legato Merger Corp. II ("Legato II") and Southland Holdings LLC (“Southland”). This Presentation does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any equity, debt or other financial instruments of Legato II or Southland.

The information contained herein does not purport to be all-inclusive and none of Legato II, Southland, nor any of their respective subsidiaries, stockholders, affiliates, representatives, control persons, partners, members, managers, directors, officers, employees, advisers or agents make any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. Prospective investors should consult with their own counsel and tax and financial advisors as to legal and related matters concerning the matters described here.

Use of Projections

This Presentation contains projected financial information with respect to Legato II and Southland. Such projected financial information constitutes forward-looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. Further, illustrative presentations are not necessarily based on management’s projections, estimates, expectations, or targets but are presented for illustrative purposes only. Neither Legato II’s nor Southland’s independent auditors have audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See “Forward-Looking Statements” below. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation is not intended, and should not be regarded, as a representation by any person that the results reflected in such forecasts will be achieved. Further, the metrics referenced in this Presentation regarding select aspects of the operations of Southland were selected by Legato II and Southland on a subjective basis. Such metrics are provided solely for illustrative purposes to demonstrate elements of the business of Southland, are incomplete, and are not necessarily indicative of its performance or future performance or overall operations. There can be no assurance that historical trends will continue.

Industry and Market Data

Industry and market data used in this Presentation have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. None of Legato II, Southland nor any of their respective Representatives has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change.

In furnishing this Presentation, each of Legato II, Southland and their respective Representatives expressly disclaims any obligation to update any information contained herein or to correct any omissions, inaccuracies, or errors.

LEGATO MERGER CORP II 2

IMPORTANT DISCLOSURES (CONT.)

BUILDING GREAT THINGS

Non-GAAP Financial Measures

This Presentation includes certain unaudited financial measures not presented in accordance with generally accepted accounting principles, including but not limited to earnings before interest, taxes, depreciation, and amortization ("EBITDA") and certain ratios and other metrics derived therefrom. Note that other companies may calculate these non-GAAP financial measures differently, and therefore such financial measures may not be directly comparable to similarly titled measures of other companies. Further, these non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the presentation of these measures may not be comparable to similarly- titled measures used by other companies. Legato II and Southland believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Southland' financial condition and results of operations. The parties believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing Southland' financial measures with those of other similar companies. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which items of expense and income are excluded or included in determining these non-GAAP financial measures. In connection with the contemplated filing by Legato II of a proxy statement with respect to the Proposed Transaction, and in the course of the review by the SEC of such proxy statement, Legato II may make changes to the information presented in this Presentation, including, without limitation, the description of Southland' business and the financial information and other data (including the prospective financial information and other data) included in this Presentation. Comments by the SEC on information in the proxy statement may require modification or reformulation of the information we present in this Presentation, and any such modification or reformulation could be significant.

Additional Information concerning the Proposed Transaction

Legato II intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement/prospectus relating to the Proposed Transaction, which will be mailed to its stockholders once definitive. Legato II's stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the Proposed Transaction, as these materials will contain important information about Legato II, Southland and the Proposed Transaction. When available, these materials will be mailed to stockholders of Legato II as of a record date to be established for voting on the Proposed Transaction. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC, without charge, once available, at the SEC's website at www.sec.gov, or by directing a written request to Legato II at 777 Third Avenue, 37th Floor, New York, New York 10017.

Participants in the Solicitation for the Proposed Transaction

Legato II and its directors and executive officers may be deemed participants in the solicitation of proxies from Legato II's stockholders with respect to the Proposed Transaction. A list of the names of those directors and executive officers and a description of their interests in Legato II is contained in Legato II's filings with the SEC and are available free of charge at the SEC's web site at www.sec.gov, or by directing a written request to Legato II at the address set forth above. Additional information regarding the interests of such participants will be contained in the proxy statement for the Proposed Transaction when available. Southland and its executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Legato II in connection with the Proposed Transaction. A list of the names of such members and executive officers and information regarding their interests in the Proposed Transaction will be included in the proxy statement for the Proposed Transaction when available.

LEGATO MERGER CORP II

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FORWARD LOOKING STATEMENTS

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Forward-Looking Statements

This Presentation includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of Legato II, Southland and/or their management. Any projected revenue and EBITDA are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Legato II and/or Southland. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic markets; the potential effects and impact of the global COVID-19 pandemic; risks related to the business of Southland and the timing of expected business milestones; changes in the assumptions underlying the expectations of Southland regarding its future business; the effects of competition on Southland’ future business; the outcome of any legal proceedings that may be instituted against Legato II, Southland, the combined company or others following the announcement of the Proposed Transaction and any definitive agreements with respect thereto; the inability to complete the Proposed Transaction, including, without limitation, the inability obtain approval of the stockholders of Legato II or to satisfy other conditions to closing; the ability to meet stock exchange listing standards in connection with and following the consummation of the Proposed Transaction; the risk that the Proposed Transaction disrupts current plans and operations of Southland or Legato II as a result of the announcement and consummation of the Proposed Transaction; the ability to recognize the anticipated benefits of the Proposed Transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; costs related to the Proposed Transaction; changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain regulatory approvals required to complete the Proposed Transaction; the parties’ estimates of expenses and profitability and underlying assumptions with respect to stockholder redemptions and purchase price and other adjustments; the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties set forth in the filings made by Legato II with the SEC, including the proxy statement/prospectus that will be filed relating to the Proposed Transaction. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks about which Southland and/or Legato II presently does not know or that Southland and/or Legato II currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect Southland’ and Legato II’s expectations, plans or forecasts of future events and views as of the date of this Presentation. Southland and Legato II anticipate that subsequent events and developments may cause these assessments to change. However, while they may elect to update these forward-looking statements at some point in the future, each of Southland and Legato II specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Southland’ and/or Legato II’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements.

LEGATO MERGER CORP II 4

SOUTHLAND Frank Renda Chief Executive Officer SOUTHLAND Cody Gallarda Chief Financial Officer LEGATO II Gregory Monahan Chief Executive Officer LEGATO II Brian Pratt Chairman SPEAKERS 5 BUILDING GREAT THINGS

ABOUT SOUTHLAND

With roots dating back to 1900, Southland Holdings and its subsidiaries form one of the largest construction companies in North America , with experience throughout the world. We have built transportation infrastructure that connects our nation, constructed water pipelines and built treatment facilities to carry water across vast regions, bored tunnels through some of the world’s most challenging geology, and completed some of the nation’s most iconic structural landmarks. We build great things that shape our landscape and foster reliable infrastructure for future generations. We do this with integrity, never compromising our ethics, and putting the safety and well being of our employees, and stakeholders, first. Today, Southland Holdings, LLC. is based in Grapevine, Texas. It is the parent company of Johnson Bros. Corporation, American Bridge Company, Oscar Renda Contracting, Southland Contracting, Mole Constructors, and Heritage Materials. With the combined capabilities of these six subsidiaries, Southland has become a diversified industry leader . The end markets o ur groups serve include bridges, tunneling, transportation and facilities, marine, steel structures, water and sewer treatment, and water pipelines. The Southland Holdings family of companies are innovators in construction technology and means - and - methods engineering; bringing unique solutions to challenging construction projects worldwide . Today, we are made up of employees who don’t just have Southland on their résumé, but in their blood. We continue to build on the hard work, dedication and success of generations before us with unwavering commitment, clarity, and continuity of purpose. WHO WE ARE 7 BUILDING GREAT THINGS

$2B+ BACKLOG ⁓ 2,500 EMPLOYEES ENR (1) RANKED #16 DOMESTIC HEAVY CONTRACTORS ENR RANKED #89 TOP 400 CONTRACTORS ENR RANKED ENR RANKED #58 CONTRACTORS BY NEW CONTRACTS AT A GLANCE 8 BUILDING GREAT THINGS (1) Engineering News - Record

BUILDING GREAT THINGS

EXECUTIVE TEAM

Southland Holdings' executive management team leverages decades of experience to build a premier operation that is poised for significant future growth.

Frank Renda
Chief Executive Officer



As President and Chief Executive Officer of Southland Holdings, Frank Renda is responsible for identifying and establishing all necessary initiatives to achieve short-term and long-term corporate goals. Mr. Renda has nearly 30 years of experience across various disciplines within the construction industry and has spent the last 20 years as CEO of Southland. He has combined his operational background, industry knowledge, and M&A expertise to grow the Southland Holdings' family of companies to approximately $1.3B in annual revenues, with operations throughout North America.

Cody Gallarda
Chief Financial Officer



Cody Gallarda is an Executive Vice President and the Chief Financial Officer for Southland Holdings. He has more than 15 years of experience in leading and developing finance, accounting, IT, and HR functions while overseeing various strategic initiatives. Prior to joining Southland, he spent more than ten years with Primoris Services Corp., a publicly traded infrastructure firm. Mr. Gallarda is a Certified Public Accountant licensed in Texas and holds a M.S. in Accounting from the University of Texas at Dallas, an MBA from California State University, Fullerton, and a B.S. in Business Administration and Technology from California Baptist University.

Tim Winn
EVP & Chief Operating Officer



Tim Winn serves as Executive Vice President and Chief Operating Officer for Southland Holdings. Mr. Winn has approximately 30 years of experience in technical infrastructure project execution. Under his leadership, Southland Holdings, and its various subsidiaries, has completed some of the nation's most complex bridge, marine, underground tunneling, structural and emergency infrastructure services for both public and private clients. Additionally, Mr. Winn has successfully integrated numerous strategic acquisitions to strengthen Southland Holdings operational capabilities.

Rudy Renda
EVP & Chief Operating Officer, Strategy & Special Projects



Rudy Renda serves as Executive Vice President and Chief Operating Officer, Strategy & Special Projects, for the Southland Holdings family of companies. Mr. Renda oversees various plant and conveyance projects for Southland Holdings and has been instrumental in the company's completion of some of the most complex projects in the US. He combines nearly 30 years of construction experience, leading various components of contract administration and compliance, resource management, partnering strategies, customer relationships and coordination across all subsidiaries of Southland Holdings.

LEGATO MERGER CORP II 9

Civil WATER PIPELINE PUMP STATIONS LIFT STATIONS WATER & WASTEWATER TREATMENT PLANTS CONCRETE & STRUCTURAL STEEL OUTFALL TUNNELING Constructed over 12 million linear feet of large diameter water pipeline Bored over 1 million linear feet of tunnel Currently own and operate the largest hard rock tunnel boring machine (TBM) in the US (38 ft diameter) Built and expanded water/wastewater treatments plants and systems throughout the United States Trusted and known for our safety and resourcefulness with large scale projects including complex systems integrations Currently completing the largest wastewater outfall in Canada. PROJECT SEGMENTS 10 BUILDING GREAT THINGS

Transportation BRIDGES ROADWAYS MARINE DREDGING SHIP TERMINALS / PIERS SPECIALITY STRUCTURES & FACILITIES Iconic bridges and structures all around the world Over 20,000+ bridges and structures worldwide Diverse experience and capabilities in Suspension, Cable - Stayed, Precast, Moveable, Utility and Rail bridges In - house construction engineering excellence  Constructed over 9,000 lane miles of highway in the United States One of the largest heavy civil marine fleets in the United States Recognized expertise in steel structures Specialty structures includes some of the most recognizable Convention Centers, Sports Stadiums, Ferris Wheels in the United States PROJECT SEGMENTS 11 BUILDING GREAT THINGS

COMPETITIVE ADVANTAGES 12 BUILDING GREAT THINGS STRONG BALANCE SHEET & BONDING CAPACITY SELF PERFORMING & TECHNICAL EXPERTS WIDE BREADTH OF CAPABILTIES GEOGRAPHY SIGNIFICANTLY OWNED EQUIPMENT FLEET

Southland primarily purchases equipment, which enables the Company to expand margins by having equipment available when needed and lowers the overall cost of equipment vs. renting. Southland’s competitors, on the other hand, primarily rent equipment, losing out on the potential margin expansion Southland is capturing. Southland’s fleet consists of more than 3,500 active pieces of equipment with an estimated total fair market value of more than $300 million. Much of Southland’s equipment base can be used on projects across a range of services, which gives the Company the ability to shift its project mix without incurring extra costs. Southland maintains a large fleet of equipment through consistent dedication to capital budgeting as well as continued maintenance of aging equipment. CRANES SUPPORT EQUIPMENT (EXCAVATORS/ BACKHOES/LOADERS) HEAVY DUTY TRUCKS ASPHALT/CONCRETE STORAGE TUNNELING BORING SYSTEMS EQUIPMENT OVERVIEW 13 BUILDING GREAT THINGS

America’s Infrastructure Water Pipeline Every two minutes, there is a water main break, and an estimated 6 billion gallons of treated water lost each day in the U.S. Nationwide, the drinking water and wastewater pipes in the ground are on avg 45 years old. Roadways Growing wear and tear on our nation's roads have left 43% of our public roadways in poor or mediocre condition, a number that has remained stagnant over the past several years. Bridges There are more than 617,000 bridges across the United States. Currently, 42% of all bridges are at least 50 years old, and 46,154, or 7.5% of the nation’s bridges, are considered structurally deficient, meaning they are in “poor” condition. D+ C - D D D - C B - C - Source: 2021 Infrastructure Report Card provided by American Society of Civil Engineers INFRASTRUCTURE REPORT CARD 14 BUILDING GREAT THINGS Facilities Most of the nation’s WWTPs are designed with an average lifespan of 40 to 50 years, so the systems that were constructed in the 1970s, around the passing of the Clean Water Act in 1972, are reaching the end of their service lives.

TARGETED OPPORTUNITIES 15 BUILDING GREAT THINGS Source: 2021 Infrastructure Report Card provided by American Society of Civil Engineers (1) Assumes 13.7% bid - to - win ratio which is average for past 3 years (2019 - 2021) (2) Assumes go - no - go rate of 50% Between now and 2039, the ASCE report estimates that nearly $13 trillion is needed across 11 infrastructure areas: highways, bridges, rail, transit, drinking water, stormwater, wastewater, electricity, airports, seaports and inland waterways. $4.59 trillion of this investment is required by 2025. Targeted Opportunities • $410bn of projects we are actively targeting over the next 4 years Go - No - Go • $205bn of work we estimate we would pursue (50% (1) ) Bid/Win Experience • $28bn assuming 13.7% bid - to - win ratio (2) Targeted Opportunities Illustration (2023 - 2026)

LOCAL COUNTY AND CITY STATE FEDERAL PRIVATE Southland Holdings has a diverse customer base with a significant amount of work coming from recurring customers. US Bureau of Reclamation US Army Corps of Engineers Louisiana Department of Transportation Texas Department of Transportation Florida Department of Transportation Arkansas Department of Transportation Illinois Department of Transportation North Dakota Department of Transportation Alabama Department of Transportation City of Dallas City of Charlotte City of Biloxi City of Baltimore El Paso Water City of Port St. Lucie City of New York City of Toronto San Francisco Water Power Sewer Southern Nevada Water Authority Trinity River Authority San Antonio Water Systems Dallas Fort Worth Airport Tampa Electric Disney Universal Suntrax CLIENT MIX 16 BUILDING GREAT THINGS

Southland Holdings is a significant competitor in a field of larger construction companies due to the company’s range of services and ability to execute on complex projects. This gives Southland an advantage of pursuing projects with a limited list of potential bidders. PEER GROUP 17 BUILDING GREAT THINGS

1929 1974 2014 2005 2010 2011 2012 2016 2020 AMERICAN BRIDGE Established JOHNSON BROS. Established MOLE CONSTRUCTORS Established OSCAR RENDA CONTRACTING Established SOUTHLAND CONTRACTING Established OSCAR RENDA CONTRACTING Acquired SOUTHLAND HOLDINGS Formed RENDA PACIFIC Established KW PIPELINE Acquired MOLE CONSTRUCTORS Acquired JOHNSON BROS. Acquired OSCAR RENDA OF CANADA Established HERITAGE MATERIALS Established AMERICAN BRIDGE Acquired SOUTHLAND CONTRACTING Assumed Control SOUTHLAND CONTRACTING OF CANADA Established 1900 1973 1981 1998 OSCAR RENDA CONTRACTING Assumed Control 2002 COMPANY TIMELINE 18 BUILDING GREAT THINGS 2008

HISTORICAL 19 $349 $506 $563 $467 $623 $849 $1,048 $1,058 $1,279 $52 $76 $73 $46 $55 $104 $76 $86 $99 $- $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 $- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 2013A 2014A 2015A 2016A 2017A 2018A 2019A 2020A 2021A Historical Financial Performance ($ millions) Revenue EBITDA BUILDING GREAT THINGS Note: The information on this page is not audited in accordance with PCAOB standards and is subject to adjustment pending fin ali zation when included in Legato’s subsequent SEC filings.

SEGMENT SIZE – 3 YEAR AVERAGE 20 BUILDING GREAT THINGS 36% 64% Revenue Civil Transportation 42% 58% Gross Profit Civil Transportation Note: The information on this page is not audited in accordance with PCAOB standards and is subject to adjustment pending fin ali zation when included in Legato’s subsequent SEC filings.

BACKLOG 21 BUILDING GREAT THINGS Note: The information on this page is not audited in accordance with PCAOB standards and is subject to adjustment pending fin ali zation when included in Legato’s subsequent SEC filings.

HISTORICAL INCOME STATEMENTS 22 BUILDING GREAT THINGS Note: The information on this page is not audited in accordance with PCAOB standards and is subject to adjustment pending fin ali zation when included in Legato’s subsequent SEC filings. (1) Company not fully taxed as a C - Corp

HISTORICAL BALANCE SHEETS 23 BUILDING GREAT THINGS Note: The information on this page is not audited in accordance with PCAOB standards and is subject to adjustment pending fin ali zation when included in Legato’s subsequent SEC filings.

HISTORICAL STATEMENT OF CASH FLOWS 24 BUILDING GREAT THINGS Note: The information on this page is not audited in accordance with PCAOB standards and is subject to adjustment pending fin ali zation when included in Legato’s subsequent SEC filings.

LARGE JV PARTNERS 25 BUILDING GREAT THINGS (1) ASC 810 - 10 - 45 - 14 Southland partners with some of the largest, well - respected names in the E&C industry. • Aecon • Fluor • Granite • Traylor Bros. • Hochtief • Dragados • Morrison Construction Southland accounts for large JV projects under partial consolidation guidance. (1) • Revenue, costs, and profit are recognized in the income statement as Revenue, Costs of Goods Sold, and Gross Margin. • Investment in the JV, and balance sheet - related items are recorded as investment in JV on the balance sheet.

TRANSACTION SUMMARY

TRANSACTION SUMMARY

BUILDING GREAT THINGS

Overview of Southland	Southland Holdings, LLC ("Southland") is a leading provider of specialized infrastructure construction services across North America including bridges, tunneling, transportation and facilities, marine, steel structures, water and sewer treatment, and water pipelines
Overview of Legato II	Legato Merger Corp II (Nasdaq: LGTO) ("Legato II") is a publicly-listed special purpose acquisition company with ~$280 million cash held in trust. Legato II's management team has: • Successfully closed six prior SPAC transactions in the industrials space • Deep understanding of the public markets. Combined, the management team has served on the Board of 36 public companies
Motivations for the Transaction	Access to cash to fund and accelerate organic growth initiatives Access to cash & equity capital to fund potential future acquisitions
Transaction	At closing, Southland's shareholders will receive: • $343 million of stock (@ $10.15 per share) • $50 million of cash • $105 million of contingent stock consideration (@$10.15 per share) over the next two years if certain operating performance goals are achieved
Board of Directors Summary	Southland will nominate 5 Board members and Legato II will nominate 2 Board members. Chairman will be Brian Pratt, Chairman of Legato Merger II and former Chairman and CEO of Primoris Services Corp

LEGATO MERGER CORP II 27

Leading provider of specialized infrastructure construction services across North America including bridges, tunneling, transportation and facilities, marine, steel structures, water and sewer treatment, and water pipelines Customers include federal, state, local and private organizations. A significant amount of work comes from recurring clients Strong Industry Tailwinds Established track record of accretive acquisitions Top Tier Engineering & Construction Services Firm Over the next 17 years, the ACSE (1) estimates $13 trillion of infrastructure spending across key categories (including highways, bridges, marine, etc.) is required with $4.6 trillion required by 2025. In 2021, the US passed a $1 trillion infrastructure bill Valued at an EBITDA multiple of 5.6x 2022 “Bonus” (3) Adjusted EBITDA and 6.2x 2022 “Base” (4) Adjusted EBITDA. This represents a discount of 36% and 29%, respectively compared to an average of its peers (8.8x) Experienced Management Team Southland has a long - term track record of successfully acquiring businesses and successfully integrating them within its business Southland’s executive management team has significant experience building and operating E&C companies Diverse Set of Customers (1) ACSE is the American Society of Civil Engineers, and the data that is cited above is from their latest report card on America n I nfrastructure (2) Source of Information: S&P Capital IQ. Market data as of May 23, 2022. Estimates based on consensus estimates (3) Assumes $145 million of EBITDA while TEV includes 6.9mm “Base” (2022 and 2023) and 3.4mm “Bonus” (2022 and 2023) earnout sha res . Refer to page 30 for further details. (4) Assumes $125 million of EBITDA while TEV only includes 6.9mm “Base” (2022 and 2023) earnout shares. Refer to page 30 for fur the r details. Attractive Valuation KEY INVESTMENT HIGHLIGHTS 28 BUILDING GREAT THINGS

(1) Cash in Trust and Pro Forma Ownership reflects 27.6m Public Shares issued during Legato II’s IPO. Assumes no redemptions. (2) Transaction structure inclusive of full earn - out consideration based on the 202 2 Bonus Adjusted EBITDA target of $ 145 mm & 2023 Bonus Adjusted EBITDA target of 165mm. See page 30 for detail (3) Estimated fees and expenses inclusive of all fees and expenses related to the business combination (4) Sponsor ownership inclusive of 6.9m Founder Shares , 1.17m Private Shares and 0.24m Representative Shares. (5) Business combination cash to the balance sheet (assuming no redemptions) (6) Assumes no redemptions and full earnout is realized based on 2022 Bonus Adjusted EBITDA Earnout Target of $145mm and 2023 Bon us Adjusted EBITDA Earnout Target of $165mm Estimated Sources & Uses ($mm) I ll u s t r a t i ve P r o F o r m a O w ne r s h i p ( m m s ha r e s) Sources: Upfront Equity Consideration to Southland Shareholders $ 343 Contingent Shares to Southland Shareholders (2) $105 E s t i m a t e d S P A C C a s h i n T r u s t (1) $ 280 Total Sources $ 728 Uses: Upfront Equity Consideration to Southland Shareholders $ 343 Contingent Shares to Southland Shareholders (2) $ 105 E s t i m a t e d Business Combination F ee s & E x pen s es (3) $ 10 Cash to Southland’s Balance Sheet (5) $220 C a s h t o Southland $ 50 Total Uses $728 Share Price: $10. 15 T o t a l S ha r e s O u t s t a nd i n g (6) 80.0 E qu i t y V a l ue $ 812 Le ss : P r o F o r m a C a s h (5) ($ 220) Plus: Debt $ 218 To t a l E n t e r p r i s e V a l u e ( T E V ) $ 810 Southland S ha r eho l de r s ( U p f r on t ) 33.8 Southland S ha r eho l de r s ( E a r nou t ) (2) 10.3 To t a l Southland S h a r e h o l d e rs 44.1 S pon s o r S ha r eho l de r s (4) 8.3 Public Shareholders (1) 2 7 .6 To t a l S h a r e s O u t s t a nd i ng 80.0 Illustrative Pro Forma Valuation ($mm, except per share) Note: All figures in USD. All shares valued at $10 .15 /share. Analysis excludes warrants (Legato II has 13.8 mm public warrants and 0 .585 mm private warrants outstanding, all exercisable at $ 11.50 /share). All balance sheet figures as of March 31, 202 2 Upfront Consideration 42% Earnout (2) 13% Sponsors 10% Public SPAC Shareholders 35% Existing Southland Shareholders 55% PROPOSED TRANSACTION OVERVIEW 29 BUILDING GREAT THINGS

Size (Shares) Structure Rationale 2022 Earnings Based Incentive 3.45 mm Receive if 202 2 Adjusted EBITDA is $ 125 million or above (2022 “Base” Earnout) ▪ Compensates Southland shareholders for delivering upon stated earnings targets in 202 2 & 2023 ▪ “Bonus” Earnouts provide Southland shareholders wi th compensation for outperformance of “Base” targets in 202 2 & 2023 ▪ Aligns Southland shareholders and p ublic shareholder s for the long - term upside and delivery of key initiatives 1.72mm Receive if 2022 Adjusted EBITDA is $145 million or above (2022 “Bonus” Earnout) 2023 Earnings Based Incentive 3.45 mm Receive if 2023 Adjusted EBITDA is $145 million or above (2023 “Base” Earnout) 1.72mm Receive if 2023 Adjusted EBITDA is $165 million or above (2023 “Bonus” Earnout) CONTINGENT CONSIDERATION ALIGNS INCENTIVES WITH PUBLIC SHAREHOLDERS 30 BUILDING GREAT THINGS

Source: Company filings, S&P Capital IQ. Note: Market data as of May 23, 2022. Estimates based on consensus estimates. Refer to page 29 for additional details on transaction structure. (1) Assumes $145 million of EBITDA or above while TEV includes 6.9mm “Base” (2022 and 2023) and 3.4mm “Bonus” (2022 and 2023) ea rno ut shares. Refer to page 30 for further details. (2) Assumes $125 million of EBITDA or above while TEV only includes 6.9mm “Base” (2022 and 2023) earnout shares. Refer to page 3 0 f or further details. Averages 2022E All Peers 8.8x Southland (1) 5.6x 2022E VALUATION 31 5.6x 6.2x 12.5x 13.2x 13.3x 9.0x 9.1x 7.2x 5.8x 6.8x 5.8x 5.1x Southland (1) Southland (2) PWR ACM ROAD DY MTZ FLR GVA PRIM STRL TPC 2022 EV / EBITDA BUILDING GREAT THINGS

4.9x 5.3x 11.5x 12.1x 10.2x 7.1x 7.3x 5.7x 4.8x 6.1x 5.2x 3.9x Southland (1) Southland (2) PWR ACM ROAD DY MTZ FLR GVA PRIM STRL TPC 2023 EV / EBITDA Source: Company filings, S&P Capital IQ. Note: Market data as of May 23, 2022. Estimates based on consensus estimates. Refer to page 29 for additional details on transaction structure. (1) Assumes $165 million of EBITDA or above while TEV includes 6.9mm “Base” (2022 and 2023) and 3.4mm “Bonus” (2022 and 2023) ea rno ut shares. Refer to page 30 for further details. (2) Assumes $145 million of EBITDA or above while TEV only includes 6.9mm “Base” (2022 and 2023) earnout shares. Refer to page 3 0 f or further details. Averages 2023E All Peers 7.4x Southland (1) 4.9x 2023E VALUATION 32 BUILDING GREAT THINGS

EXECUTIVE SUMMARY

SUMMARY 34 BUILDING GREAT THINGS CLOSE ALIGNMENT OF MANAGEMENT AND SHAREHOLDER INTERESTS STRONG BALANCE SHEET FINANCIAL PERFORMANCE SOLID BACKLOG GROWING ROBUST MARKETS INDUSTRY KNOWLEDGE AND EXPERIENCE / COMPETITIVE ADVANTAGE ATTRACTIVE VALUATION COMPARED TO PEERS